UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 7, 2019
Date of Report (Date of earliest event reported)
GAIN CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001	GCAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 7, 2019, the Board of Directors of GAIN Capital Holdings, Inc. (the "Company"), appointed John Douglas Rhoten to serve as a Class II Director of the Company. Mr. Rhoten was appointed to the Company's Board of Directors pursuant to a director appointment right granted to INCAP Gaming B.V., an affiliate of IPGL Ltd. (“IPGL”), in a Stockholders' Agreement dated as of October 31, 2014, which was entered into by the Company in connection with its acquisition of City Index (Holdings) Limited ("City Index"). As reported in a Form 4 filed with the Securities and Exchange Commission on March 27, 2018, IPGL is the beneficial owner of 953,031 shares of the Company's common stock, and its affiliate, Fox & Trot Ltd. ("FT"), is the beneficial owner of 4,629,950 shares of the Company's common stock. FT also holds substantially all of the Company's Convertible Senior Notes due 2020, of which $60 million in principal amount were issued in connection with the Company's acquisition of City Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2019                    GAIN Capital Holdings, Inc.

By: /s/ Diego A. Rotsztain
Name: Diego A. Rotsztain
Title: General Counsel and Secretary